UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  February 9, 2012

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 9, 2012, NextEra Energy Capital Holdings, Inc. (Capital Holdings) and Florida Power & Light Company (FPL), wholly-owned subsidiaries of NextEra Energy, Inc. (NextEra Energy), each entered into new five-year revolving line of credit and letter of credit agreements expiring in February 2017 (collectively, New Credit Agreements).  The New Credit Agreements provide for the funding of loans to Capital Holdings and FPL for up to an aggregate total of $5 billion ($3.1 billion for Capital Holdings and $1.9 billion for FPL), and include revolving letter of credit facilities for up to 50% of such amounts.  The New Credit Agreements replaced approximately 75 percent of the credit made available under two existing revolving line of credit and letter of credit agreements which, prior to the New Credit Agreements, aggregated approximately $6.4 billion ($3.9 billion for Capital Holdings and $2.5 billion for FPL). The existing revolving line of credit and letter of credit facilities now provide for borrowings of up to an aggregate total of approximately $1.6 billion ($979 million for Capital Holdings and $618 million for FPL) and include revolving letter of credit facilities for up to 100% of such amounts.  The credit facilities available under the New Credit Agreements are available for Capital Holdings' and FPL's general corporate purposes, including to provide back-up liquidity for Capital Holding's and FPL's commercial paper programs and other short-term borrowings and to provide additional liquidity in the event of a loss to the companies' or their subsidiaries' operating facilities.  In order for Capital Holdings or FPL to borrow or to have letters of credit issued under the terms of the New Credit Agreements, NextEra Energy, in the case of the Capital Holdings credit agreement, and FPL, in the case of the FPL credit agreement, are required, among other things, to maintain a ratio of funded debt to total capitalization that does not exceed a stated ratio.  The New Credit Agreements also contain default and related acceleration provisions relating to, among other things, failure of NextEra Energy and FPL, as relevant, to maintain the respective ratio of funded debt to total capitalization at or below the specified ratio. NextEra Energy guarantees the payment of debt obligations under the new Capital Holdings credit agreement pursuant to a 1998 guarantee agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date:  February 9, 2012

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer of NextEra Energy, Inc.

FLORIDA POWER & LIGHT COMPANY
(Registrant)

KIMBERLY OUSDAHL
Kimberly Ousdahl Vice President, Controller and Chief Accounting Officer of Florida Power & Light Company